UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2012

Energizer Holdings, Inc.
(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Energizer Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to update information reported in Item 5.02(d) to the Current Report on Form 8-K filed May 2, 2012 (the “Original 8-K”) regarding the appointment of Daniel J. Heinrich to the Audit Committee of the Board of Directors (the “Board”) of the Company.
Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d) The Company is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 2, 2012, which reported the election of Daniel J. Heinrich as a director to the Company's Board. At the time of his election, the Board had also appointed Mr. Heinrich to serve as a member of the Nominating and Executive Compensation Committee but had not decided on which of the Board's other committees, if any, Mr. Heinrich would serve.
On June 4, 2012, the Board voted to appoint Mr. Heinrich to the Board's Audit Committee, effective as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: June 7, 2012